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Exhibit 11.        STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                         Defiance, Inc. and Subsidiaries
           (All dollar amounts in thousands, except per share amounts)

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                                                                                                 Year Ended June 30,
                                                                                             1998         1997         1996
                                                                                      ----------------------------------------
Common shares outstanding:
   Beginning of period                                                                    6,416,896    6,415,750    6,543,950
   Shares issued during period                                                              104,553      347,546       29,500
   Shares purchased for treasury                                                           (360,000)    (346,400)    (157,700)
                                                                                      ----------------------------------------
   End of period                                                                          6,161,449    6,416,896    6,415,750
                                                                                      ========================================

Numerator:
   Net income for basic and diluted net earnings per common share                            $4,516       $4,335       $1,598
                                                                                      ========================================

Denominator:
   Average shares outstanding - used for basic net earnings per common share              6,170,884    6,423,420    6,532,285
   Effect of dilutive securities - employee stock options                                    40,454       82,036      174,793
                                                                                      ----------------------------------------
   Average shares outstanding - used for diluted net earnings per common share            6,211,338    6,505,456    6,707,078
                                                                                      ========================================

Basic net earnings per common share                                                           $0.73        $0.67        $0.24
                                                                                      ========================================

Diluted net earnings per common share                                                         $0.73        $0.67        $0.24
                                                                                      ========================================
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